UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 19, 2005

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 South LaSalle Street, Suite 201, Chicago, IL 60605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (312) 765-0680

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 19, 2005, the U.S. District Court for the Southern District of Florida in In Re Spear & Jackson Securities Litigation entered its Order regarding the Motions to Dismiss. The Order denied the Company’s motion as well as that of Dennis Crowley, the former Chief Executive Officer of Spear & Jackson. The Company is in the process of preparing its Answer and defenses to the Complaint. The Court granted the Motion to Dismiss on behalf of William Fletcher, the Company’s interim Chief Executive Officer and also granted the Motion to Dismiss of the Company’s former auditor, Sherb & Co., LLP.

The Court also denied the motion of Spear & Jackson’s Monitor to abate the litigation for a six-month period pending the administration of the SEC’s restitution fund. The Court also denied Plaintiff’s Motion for Clarification and established a new cut-off for discovery until December 19, 2005. The case has been set on the Court’s two week calendar beginning March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ John R. Harrington
John R. Harrington
Chairman

DATED:  November 2, 2005